Teads Holding Co. Announces First Quarter 2026 Results

New York – May 7, 2026 — Teads Holding Co. (Nasdaq: TEAD) (“Teads” or the “Company”) announced today financial results for the quarter ended March 31, 2026.
First Quarter 2026 Key Financial Metrics:

	Three Months Ended March 31,
(in millions USD)	2026	2025 [1]	% Change
Revenue	$266.0	$286.4	(7)%
Gross profit	83.6	82.7	1%
Net loss	(38.8)	(54.8)	29%
Net cash used in operating activities	(34.9)	(1.0)	NM

Non-GAAP Financial Data*
Ex-TAC gross profit	107.9	103.1	5%
Adjusted EBITDA	0.8	10.7	(93)%
Adjusted net loss	(36.2)	(15.3)	(137)%
Adjusted free cash flow	(41.1)	5.2	NM
_____________________________
1 Incorporates the results of operations for Legacy Teads (as defined below) from February 3, 2025 through March 31, 2025
* See non-GAAP reconciliations below
NM Not meaningful

“Our Q1 results represent a significant milestone for Teads, characterized by an Ex-TAC revenue beat and accelerating momentum in CTV,” said David Kostman, CEO of Teads. “By unifying our performance technology within Teads Ad Manager, we are positioned to deliver a unique, full-funnel solution that bridges the gap between branding and conversion across CTV and the Open Internet. This differentiated proposition is resonating well with our global partners, and, as we continue to execute with agility and focus, we remain confident in our trajectory” added Kostman.
First Quarter 2026 and Recent Business Highlights:

•Delivered CTV revenue growth of >50% year-over-year.
•Branding customers utilizing omnichannel campaigns represented 13% of CTV spend, up from 8% in Q1 2025, driven by increased traction among the world's leading holding companies and agencies.
•Solidified Teads as a leading adtech platform in CTV HomeScreen with global access; this includes the exclusive expansion into additional markets with LG, Samsung and other partners.
•Continued growth in cross-selling conversion focused campaigns, with approximately 16% of spend from Enterprise Brand advertisers directed toward performance-based business goals.
•Renewed several Joint Business Partnerships with global brands, including McDonald’s,

Heineken, and Volkswagen.
First Quarter 2026 Financial Highlights:
•Revenue of $266.0 million, a decrease of $20.4 million, or 7%, compared to $286.4 million in the prior year period. Results include net favorable foreign currency effects of approximately $11.6 million.
•Gross profit of $83.6 million, an increase of $0.9 million, or 1%, compared to $82.7 million in the prior year period. Gross margin increased to 31.4%, compared to 28.9% in the prior year period.
•Ex-TAC gross profit of $107.9 million, an increase of $4.8 million, or 5%, compared to $103.1 million in the prior year period. Our Ex-TAC gross margin increased to 40.6%, compared to 36.0% in the prior year period.
•Net loss of $38.8 million, compared to a net loss of $54.8 million in the prior year period. Net loss in the current period included, $1.7 million of restructuring costs and $1.3 million of costs related to the acquisition (the “Acquisition”) and integration of TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Legacy Teads”). Net loss in the prior period included, $16.4 million of Acquisition and integration costs, $15.6 million in impairment charges, $12.0 million bridge facility related costs and $7.3 million of restructuring charges.
•Adjusted net loss of $36.2 million, compared to adjusted net loss of $15.3 million in the prior year period.
•Adjusted EBITDA of $0.8 million, compared to Adjusted EBITDA of $10.7 million in the prior year period, including net unfavorable foreign currency effects of approximately $1.6 million.
•Net cash used in operating activities of $34.9 million, compared to net cash used in operating activities of $1.0 million in the prior year period, primarily driven by the $31.4 million semi-annual interest payment made in February 2026 for our Senior Secured Notes. Adjusted free cash flow of $(41.1) million, compared to adjusted free cash flow of $5.2 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $98.7 million, comprised of cash and cash equivalents of $85.5 million and short-term investments in marketable securities of $13.2 million as of March 31, 2026.
•Total debt obligations were $623.4 million, including the $606.2 million carrying value of our 10.000% senior secured notes due 2030 (principal amount of $628.2 million, net of unamortized discount and deferred financing costs) and $17.2 million (unchanged at €15.0 million) outstanding under a short-term overdraft facility assumed in the Acquisition.
2026 Full Year and Second Quarter Guidance
The following forward-looking statements reflect our expectations for 2026.
For the second quarter ending June 30, 2026, we expect:
•Ex-TAC gross profit of $121 million to $131 million
•Adjusted EBITDA of $14 million to $22 million

For the full year ending December 31, 2026, we continue to expect:
•Adjusted EBITDA of approximately $100 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Teads will host an investor conference call this morning, Thursday, May 7 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-497-9071 or for international callers, 1-201-689-8727. A replay will be available three hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13759438. The replay will be available until May 21, 2026. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.teads.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts, excluding new acquisitions, into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing second quarter and full year guidance. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on repurchase of long-term debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, acquisition and integration costs, restructuring, and impairment charges. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on repurchase of long-term debt, acquisition and integration costs, restructuring charges, impairment of intangible assets, goodwill impairment, bridge facility costs, valuation allowance recognition, as well as the related income tax effects. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities, less capital expenditures and capitalized software development costs. Adjusted free cash flow is defined as free cash flow plus direct acquisition costs. Free cash flow and adjusted free cash flow are supplementary measures used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow and adjusted free cash flow should be considered as supplemental measures and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to the Acquisition. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact.

We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: our ability to successfully integrate Legacy Teads or manage the combined business effectively; overall advertising demand and traffic generated by our media partners; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to compete effectively against current and future competitors; the potential impact of artificial intelligence (“AI”) on our industry, our ability to adapt to advancements in AI and the regulation of generative AI content within the context of the Open Internet and display advertising, and our need to invest in AI-based solutions; our ability to attract and retain customers, management and other key personnel; the volatility of the market price of our common stock and our ability to satisfy the continued listing requirements of The Nasdaq Stock Market LLC, including the potential adverse effects on market liquidity and share price if our common stock is delisted; our ability to grow our business and manage growth effectively; our ability to raise additional financing in the future to fund our operations or service our existing indebtedness; loss of media partners could have a significant impact on our revenue and results of operations; our ability to maintain the integrity of our platform and prevent invalid, low quality or other non-human traffic that does not meet ad quality standards, and the impact of such activity on our relationships with media partners and advertisers; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our ability to realize anticipated benefits and synergies of the Acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; unexpected costs, charges or expenses resulting from the Acquisition; our internal controls over financial reporting may not meet the standard required by Section 404 of the Sarbanes-Oxley Act; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, tariffs and trade wars and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the conflict involving Israel, the U.S., Iran and surrounding nations, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, new or proposed legislation or other political and policy changes or uncertainties in the U.S., the impact of U.S. government shutdowns, and other factors that have and may further impact advertisers’ ability to pay; conditions in Israel, including the conflict between Israel and Hamas and the sustainability of the related cease-fire; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the challenges of compliance with differing and changing regulatory requirements, particularly with respect to privacy and data protection; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the outcome of legal proceedings, which we are subject to from time to time, including intellectual property, commercial and privacy disputes; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2025, and in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on our website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.

About Teads
Teads (Nasdaq: TEAD) is a leading omnichannel advertising platform focused on driving outcomes for brand and performance advertisers across screens. With a focus on meaningful business outcomes for full funnel objectives, Teads drives value by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The company is headquartered in New York, New York with a global team of around 1,700 people in 30+ countries.
For more information, visit www.teads.com.
Media Contact
press@teads.com
Investor Relations Contact
IR@teads.com
(332) 205-8999

TEADS HOLDING CO.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenue	$265,983	$286,357
Cost of revenue:
Traffic acquisition costs	158,109	183,235
Other cost of revenue	24,258	20,472
Total cost of revenue	182,367	203,707
Gross profit	83,616	82,650
Operating expenses:
Research and development	10,682	13,979
Sales and marketing	66,457	53,737
General and administrative	26,580	36,477
Impairment of intangible assets	—	15,614
Restructuring charges	1,703	7,279
Total operating expenses	105,422	127,086
Loss from operations	(21,806)	(44,436)
Other (expense) income:
Interest expense	(17,409)	(23,124)
Other (expense) income and interest income, net	(559)	(484)
Total other (expense) income, net	(17,968)	(23,608)
Loss before income taxes	(39,774)	(68,044)
Benefit for income taxes	(988)	(13,201)
Net loss	$(38,786)	$(54,843)

Weighted average shares outstanding:
Basic	96,279,745	77,954,579
Diluted	96,279,745	77,954,579

Net loss per common share:
Basic	$(0.40)	$(0.70)
Diluted	$(0.40)	$(0.70)

TEADS HOLDING CO.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$85,488	$128,223
Short-term investments in marketable securities	13,155	10,476
Accounts receivable, net of allowances	278,781	342,352
Prepaid expenses and other current assets	48,580	49,347
Total current assets	426,004	530,398
Non-current assets:
Property, equipment and capitalized software, net	53,090	50,998
Operating lease right-of-use assets, net	27,986	28,810
Intangible assets, net	357,781	376,578
Goodwill	275,912	280,991
Deferred tax assets	12,164	10,485
Indemnification asset	28,134	27,789
Other assets	20,691	21,925
TOTAL ASSETS	$1,201,762	$1,327,974

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$210,877	$258,634
Accrued compensation and benefits	36,850	40,192
Deferred revenue	13,258	14,930
Short-term debt	17,194	17,595
Accrued and other current liabilities	130,942	152,710
Total current liabilities	409,121	484,061
Non-current liabilities:
Long-term debt	606,234	605,113
Operating lease liabilities, non-current	20,985	21,674
Deferred tax liabilities	66,891	73,101
Contingent tax liabilities	35,543	35,078
Other liabilities	12,729	13,510
TOTAL LIABILITIES	$1,151,503	$1,232,537

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 97,227,485 shares issued and 96,991,430 shares outstanding as of March 31, 2026; 96,171,331 shares issued and 95,980,437 shares outstanding as of December 31, 2025	97	96
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	688,056	685,778
Treasury stock, at cost − 236,055 shares as of March 31, 2026 and 190,894 shares as of December 31, 2025	(571)	(533)
Accumulated other comprehensive income	88,026	96,659
Accumulated deficit	(725,349)	(686,563)
TOTAL STOCKHOLDERS’ EQUITY	50,259	95,437
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,201,762	$1,327,974

TEADS HOLDING CO.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,786)	$(54,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	2,067	1,935
Amortization of capitalized software development costs	2,310	2,472
Amortization of intangible assets	13,057	8,466
Amortization of discount on marketable securities	(198)	(425)
Stock-based compensation	2,146	2,941
Non-cash operating lease expense	3,245	2,307
Provision for credit losses	2,141	298
Amortization of debt discount and issuance costs	1,121	12,843
Deferred income taxes	(6,176)	(17,786)
Impairment of intangible assets	—	15,614
Unrealized foreign currency transaction losses	821	1,688
Other	21	30
Changes in operating assets and liabilities:
Accounts receivable	58,614	37,605
Prepaid expenses and other current assets	2,412	5,901
Accounts payable, accrued expenses and other current liabilities	(69,683)	(22,374)
Operating lease liabilities	(3,191)	(2,614)
Deferred revenue	(1,610)	(830)
Other non-current assets and liabilities	(3,182)	5,806
Net cash used in operating activities	(34,871)	(966)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	(598,319)
Purchases of property and equipment	(726)	(2,921)
Capitalized software development costs	(5,537)	(2,699)
Purchases of marketable securities	(13,081)	(16,602)
Proceeds from sales and maturities of marketable securities	10,490	74,221
Other	241	—
Net cash used in investing activities	(8,613)	(546,320)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the Bridge Facility	—	625,000
Repayments of borrowings under the Bridge Facility	—	(625,000)
Proceeds from senior secured notes	—	625,305
Payment of deferred financing costs	(50)	(28,155)
Payment of stock issuance costs	—	(775)
Treasury stock repurchases and share withholdings on vested awards	(38)	(355)
Proceeds from bank overdrafts, net	(48)	74
Net cash (used in) provided by financing activities	(136)	596,094
Effect of exchange rate changes	378	(57)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(43,242)	$48,751
Cash, cash equivalents and restricted cash — Beginning	129,700	89,725
Cash, cash equivalents and restricted cash — Ending	$86,458	$138,476

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended March 31,
	2026	2025
Revenue	$265,983	$286,357
Traffic acquisition costs	(158,109)	(183,235)
Other cost of revenue	(24,258)	(20,472)
Gross profit	83,616	82,650
Other cost of revenue	24,258	20,472
Ex-TAC gross profit	$107,874	$103,122

Gross margin (gross profit as % of revenue)	31.4%	28.9%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	40.6%	36.0%
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended March 31,
	2026	2025
Net loss	$(38,786)	$(54,843)
Interest expense	17,409	23,124
Other expense (income) and interest income, net	559	484
Benefit for income taxes	(988)	(13,201)
Depreciation and amortization	17,434	12,873
Stock-based compensation	2,146	2,941
Acquisition and integration costs	1,284	16,418
Restructuring charges	1,703	7,279
Impairment of intangible assets	—	15,614
Adjusted EBITDA	$761	$10,689

Net loss as % of gross profit	(46.4)%	(66.4)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	0.7%	10.4%

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of net loss and diluted loss per share to adjusted net loss and adjusted diluted loss per share, respectively, for the periods presented:

	Three Months Ended March 31,
	2026	2025
Net loss	$(38,786)	$(54,843)
Adjustments:
Acquisition and integration costs	1,284	16,418
Restructuring charges	1,703	7,279
Impairment of intangible assets	—	15,614
Bridge facility costs	—	11,996
Total adjustments, before tax	2,987	51,307
Income tax effect	(387)	(11,759)
Total adjustments, after tax	2,600	39,548
Adjusted net loss	$(36,186)	$(15,295)

Basic and diluted weighted average shares	96,279,745	77,954,579

Diluted net loss per share - reported	$(0.40)	$(0.70)
Adjustments, after tax	0.02	0.50
Diluted net loss per share - adjusted	$(0.38)	$(0.20)

The following table presents the reconciliation of net cash used in operating activities to free cash flow, for the periods presented:

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(34,871)	$(966)
Purchases of property and equipment	(726)	(2,921)
Capitalized software development costs	(5,537)	(2,699)
Free cash flow	(41,134)	(6,586)
Direct acquisition costs	—	11,804
Adjusted free cash flow	$(41,134)	$5,218